Exhibit 99

RPC, Inc. to Present at the Jefferies 2018 Energy Conference

ATLANTA, Nov. 26, 2018 /PRNewswire/ -- RPC, Inc. (NYSE: RES) announced today that it will present at the Jefferies 2018 Energy Conference in Houston on Tuesday, November 27, 2018 at 3:35 p.m. Central Time / 4:35 p.m. Eastern Time.

The presentation will provide a corporate overview, discuss RPC's outlook and strategies under current market conditions, highlight the services RPC provides and review its most recently published financial results. Management's remarks will be available in real time on RPC's investor website, www.rpc.net and will be archived for a period of 30 days following the presentation.

RPC provides a broad range of specialized oilfield services and equipment primarily to independent and major oilfield companies engaged in the exploration, production and development of oil and gas properties throughout the United States, including the Gulf of Mexico, mid-continent, southwest, Appalachian and Rocky Mountain regions, and in selected international markets. Visit www.rpc.net for additional investor information regarding RPC, Inc.

For more information about RPC, Inc. and/or this presentation, please contact:

Jim Landers
Vice President, Corporate Finance
404-321-2162
jlanders@rpc.net

Sharon A. Gardner
Manager, Investor Relations
404-321-2172
sgardner@rpc.net